                                                                    EXHIBIT 99.5


                   PRIVATE SECURITIES SUBSCRIPTION AGREEMENT
                COMFORCE CORPORATION/INFINITY INVESTORS LIMITED

                                                               December 26, 1996


       THIS PRIVATE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned in connection with the sale in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), of certain shares of common stock, par value $.01 per share, (hereinafter the "Common Shares") of COMFORCE Corporation (CFS), 2001 Marcus Avenue, Lake Success, NY 11042, a corporation organized under the laws of Delaware (hereinafter "SELLER") to Infinity Investors Limited, located at 27 Wellington Road, Cork Ireland, a corporation organized under the laws of Nevis, West Indies (hereinafter "BUYER"). SELLER and BUYER (hereinafter collectively the "parties") each hereby represents, warrants and agrees as follows:


1.     AGREEMENT TO SUBSCRIBE; PURCHASE PRICE AND TERMS

       (i) SELLER and BUYER are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission under the Securities Act; and

       (ii) BUYER hereby subscribes for Sixty-Five Thousand Seven Hundred Fourteen (65,714) Common Shares of Seller ("Common Shares"), for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000) payable in United States Dollars at the Closing, as defined in Paragraph 8 hereof.

       (iii) BUYER shall pay the purchase price by delivering same day funds in United States Dollars as agreed between the parties, to be delivered to the order of SELLER upon delivery of the Common Shares.

       (iv) In addition, BUYER shall receive a Common Stock Purchase Warrant (the "Warrant" or "Warrants") entitling BUYER to purchase Thirteen Thousand Seven Hundred Ninety-Four (13,794) Common Shares at an exercise price of $19 per share. The Warrants shall be exercisable upon issuance to BUYER at Closing and will expire on December 26, 1999. The Common Shares issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares."

       (v) The Common Shares issued to BUYER may not be sold until the earlier of (1) five months following the date on which an S-1 registration statement filed by SELLER registering SELLER'S common stock for resale in an
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Private Sec. Sub. Agreement:  COMFORCE Corporation/Fairway Capital Limited
December 26, 1996                                                         Page 2


underwritten public offering (an "Underwritten Registration") has been declared effective by the U.S. Securities and Exchange Commission (such registration statement effective date referred to herein as the "Effective Date"), or (2) August 1, 1997; provided, however, that in any event, if the Effective Date has not occurred by April 30, 1997, then the Common Shares will be tradable on or after May 1, 1997 without restriction, it being understood that under such circumstances SELLER will have registered the Common Shares for resale in a shelf registration not calling for an underwritten offering. This period during which the Common Shares are restricted from trading is referred to herein as the "Lock-Up Period."

       (vi) In the event the Market Price (defined as the lesser of (a) the average of the closing bid price of SELLER'S common stock over the ten trading days immediately preceding the date in question, or (b) the closing bid price of SELLER'S common stock on the trading day immediately preceding the date in question, in both instances as reported by Bloomberg, L.P.) is less than Ten Dollars ($10.00) per share (1) on May 1, 1997, if the Effective Date has not occurred by April 30, 1997, or alternatively, (2) on the last day of the Lock-Up Period, then SELLER shall pay to BUYER the difference between the Market Price and $10.00, multiplied by the number of Common Shares held by BUYER on such date. SELLER shall have the option to make such payment in cash or in common stock of SELLER, or in any combination thereof, and shall make such payment to BUYER within four (4) business days of the applicable date referred to in this subsection. Any shares of SELLER'S common stock delivered to BUYER in satisfaction of SELLER'S obligations under this subsection are referred to herein as "Bonus Shares."

2.     BUYER'S REPRESENTATIONS AND AGREEMENTS

       BUYER represents, warrants and agrees as follows:

       (i) BUYER understands that the Common Shares, the Bonus Shares, the Warrants, and the Warrant Shares (collectively, the "Securities") have not been registered under the Securities Act, or any other applicable securities law, and, accordingly, none of the Securities may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless registered pursuant to, or in a transaction exempt from registration under, the Securities Act and any other applicable securities law;

       (ii) BUYER is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D (an "Accredited Investor") that is acquiring the Securities either for its own account or as a fiduciary or agent for
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Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                         Page 3




one or more institutional accounts as to which it exercises sole discretion, each of which is an Accredited Investor. BUYER has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. BUYER has had a reasonable opportunity to ask questions of and receive answers from SELLER concerning SELLER and the offering of the Securities. BUYER is not subscribing for the Securities as a result of or pursuant to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio. BUYER is aware that it (or such institutional account) may be required to bear the economic risk of an investment in the Securities for an indefinite period, and it (or such institutional account) is able to bear such risk for an indefinite period;

       (iii) BUYER is acquiring the Securities for its own account or for one or more institutional accounts as described in Paragraph 2(ii) hereof, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof (subject to any requirement of law that the disposition of its property or the property of such institutional account or accounts remain within its or their control). BUYER agrees on its own behalf and on behalf of any such institutional account for which it is acquiring the Securities to offer, sell or otherwise transfer any Securities only to Accredited Investors (subject to any requirement of law that the disposition of its property or the property of such institutional account or accounts remain within its or their control) in conformity with the Securities Act and any other applicable securities law and with the restrictions on transfer set forth on the certificate(s) evidencing the Common Shares and the Bonus Shares. BUYER acknowledges that each certificate evidencing the Common Shares and Bonus Shares shall bear a legend substantially to the effect of the foregoing paragraphs 2(i) and 2(ii) and this paragraph 2(iii). Such legend shall be in substantially the following form:

       "THE COMMON SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
       REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE
       DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.
       THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND FAIRWAY CAPITAL LIMITED DATED DECEMBER 26,
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Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                         Page 4




       1996. A COPY OF THE PORTION OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES."

       Upon expiration of the Lock-Up Period, SELLER shall promptly exchange BUYER'S legended Common Stock certificates, representing Common Shares or Bonus Shares, for unlegended Common Stock certificates.

       (iv) BUYER acknowledges that prior to the expiration of the Lock-Up Period, SELLER or any transfer agent of SELLER shall register the transfer or exchange of any of the Securities only upon receipt of the certificate(s) evidencing such Securities with the transfer notice set forth thereon appropriately completed and upon receipt in writing from the transferee or the recipient of such Securities in such transfer or exchange (as the case may be) of a certificate setting forth the representations in Paragraph 2 hereof and only upon the availability of an exemption from registration under the Securities Act;

       (v) If BUYER is acquiring any of the Securities as fiduciary or agent for one or more institutional accounts, BUYER represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such institutional account;

       (vi) BUYER acknowledges that SELLER will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and further agrees that if, prior to any closing hereunder, any of such acknowledgments, representations and agreements made by BUYER are no longer accurate, BUYER will promptly notify SELLER;

       (vii) BUYER has received SELLER'S latest Form 10-K, all Forms 10-Q and 8-K filed thereafter, any amendments thereto, and the Proxy Statement for its latest fiscal year (collectively, the "Public Documents") and the Private Placement Memorandum prepared by SELLER;

       (viii) This Agreement has been duly authorized, validly executed, and delivered on behalf of BUYER and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally; and

       (ix) BUYER has not engaged and agrees not to engage in any short sales of the Company's common stock prior to the end of the Lock-Up Period, except
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Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                         Page 5




to the extent that any such short sale is fully covered by shares of common stock of SELLER owned by BUYER other than the Common Shares or Bonus Shares purchased pursuant to this Agreement.

3.     SELLER'S REPRESENTATIONS AND AGREEMENTS

SELLER represents, warrants and agrees as follows:

       (i) SELLER has not conducted any general solicitation or general advertising (as defined in Regulation D) with respect to any of its securities;

       (ii) The Common Shares, the Bonus Shares, and Warrant Shares, when issued and delivered will be duly and validly authorized and issued, fully-paid and nonassessable, free and clear of any liens, encumbrances, charges, or adverse claims of any nature whatsoever, and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of SELLER with respect to the transactions contemplated by this Agreement or the Warrant;

       (iii) This Agreement and the Warrant have each been duly authorized, validly executed and delivered on behalf of SELLER and constitute valid and binding agreements in accordance with their respective terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

       (iv) The execution and delivery of this Agreement and the Warrant and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by SELLER of any of the terms or provisions of, or constitute a default under, the articles of incorporation (or charter) or bylaws of SELLER, or any indenture, mortgage, deed of trust or other material agreement or instrument to which SELLER is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over SELLER or any of its properties or assets;

       (v) No authorization, approval or consent of or filing with any federal, state or local governmental body of the United States is legally required for the issuance and sale of the Securities as contemplated by this Agreement;

       (vi) Neither the information provided by or on behalf of SELLER to BUYER and referred to in Section 2(vii) of this Agreement, nor any representation

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                         Page 6




or warranty made by SELLER to BUYER hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such statements, in the light of the circumstance under which they are made, not misleading. All of such information (the "SEC Filings") required to be filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), was timely filed and each such report, at the time filed, complied as to form with the requirements of the 1934 Act. Since December 31, 1995, there has been no material adverse development in the business, properties, operations, financial condition or results of operations of SELLER, except as disclosed in the documents referred to in the SEC Filings. The audited and unaudited consolidated balance sheets of the Seller contained in the SEC Filings, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended (the consolidated balance sheet of the SELLER as of December 31, 1995 is hereinafter referred to as the "Balance Sheet"), including footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Balance Sheet fairly presents the financial condition of SELLER at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of SELLER, fixed or contingent, as of the date thereof and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of SELLER and its financial position for the period indicated. Since December 31, 1995, (the "Balance Sheet Date") there has been (x) no material adverse change in the assets or liabilities, or in the business condition, financial or otherwise, or in the results of operations or prospects, of the SELLER and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, and (y) no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in results of operations or prospects, of the SELLER except the ordinary course of business; and, to the best knowledge, information and belief of the SELLER, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

       (vii)  SELLER will issue one or more certificates representing the
Common Shares in the name of BUYER in such denominations to be specified by BUYER prior to closing. SELLER will issue one or more certificates representing the Warrant in the name of BUYER in such denominations to be specified by BUYER prior to closing. Until the end of the Lock-Up Period and prior to any exchange for unlegended share certificates, certificates representing the Common Shares and Bonus Shares will bear the restrictive legend specified in Section 2(iii) of this Agreement. Upon exercise of the Warrant in accordance with its terms, SELLER
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Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                         Page 7




will issue one or more certificates representing Warrant Shares in such name or names and in such denominations specified by BUYER in an election to purchase. Subject to the provisions of the Registration Rights Agreement, the Warrant Shares shall not bear any restrictive legends and shall be freely tradable, subject to compliance with federal and state securities laws. SELLER further warrants that no instructions other than these instructions and stop transfer instructions to give effect to Section 2(i) hereof will be given to the transfer agent and also warrants that the Securities shall otherwise be transferable on the books and records of SELLER as and to the extent provided in this Agreement, subject to compliance with federal and state securities laws. Following registration of the Common Shares, the Bonus Shares and the Warrant Shares, SELLER agrees to furnish new instructions to the transfer agent advising them of registration and instructing them to reissue the Common Shares without a legend and to notify BUYER of the delivery of such instructions. Nothing in this Section shall affect in any way BUYER'S obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

       (viii) Except as disclosed in the SEC Filings, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of SELLER, threatened against or affecting SELLER, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, properties, results of operations, condition (financial or otherwise), or prospects of SELLER, or which could reasonably be expected to materially and adversely affect the properties or assets of SELLER or which could reasonably be expected to interfere with SELLER'S ability to consummate the transactions contemplated by this Agreement and the Warrant.

       (ix) Private Placements. Except as set forth in the SEC Filings, SELLER has not issued any shares of its Common Stock (or securities convertible into or exercisable for shares of Common Stock), pursuant to any exemption from registration under the Securities Act, except for shares of Common Stock issued as an adjustment to, or in connection with a conversion or exercise of, such securities, except as set forth or contemplated in the SEC Filings.

       (x) Commissions. Except for a fee which is payable by SELLER to Shoreline Pacific, no other person, firm or corporation will be entitled to receive any brokerage fee, commission or other similar payment from SELLER in connection with the consummation of the transactions contemplated hereby and SELLER shall not make any such payment to any person, firm or corporation other than as set forth herein.

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                         Page 8




       (xi) Accountants. For as long as any Common Shares remain subject to the Lock-Up Period, SELLER shall, until at least the second anniversary of the date of the Closing (the "Closing Date"), maintain as its independent auditors an accounting firm that is authorized to practice before the SEC.

       (xii) Corporate Existence and Taxes. For as long as any Common Shares or Bonus Shares remain subject to the Lock-Up Period, SELLER shall, until the second anniversary of the Closing Date, maintain its corporate existence and good standing, and shall pay all its taxes when due except for taxes which SELLER disputes in good faith and for which adequate reserves are established on SELLER'S books and records.

       (xiii) Reserved Shares and Listings. For so long as any Common Shares or Bonus Shares or Warrants remain outstanding:

              (a) SELLER will reserve from its authorized but unissued Common Shares a sufficient number of Common Shares to permit the exercise of the then outstanding Warrants; and

              (b) SELLER will maintain a listing of its common stock on the Nasdaq National Stock Market or a national securities exchange.

       (xiv) Capitalization. SELLER has an authorized capitalization consisting of One Hundred Million (100,000,000) shares of common stock, $0.01 par value, of which Ten Thousand (10,000,000) shares issued and outstanding and Zero (0) shares are held in SELLER'S treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of SELLER, other than as contemplated by this Agreement.

       (xv) Subsidiaries. Set forth in Exhibit A attached hereto is a list of each corporation in which SELLER owns, directly or indirectly, any equity security (a "subsidiary"). Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth on Exhibit A), and has all requisite power to own its property and to carry on its business as now being conducted. Set forth on Exhibit A is a list of jurisdictions in which each subsidiary is qualified as a foreign corporation. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by each subsidiary, or the nature of the business conducted by each subsidiary, makes such qualifications necessary. All of the

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                         Page 9




outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in Exhibit A, are owned, of record and beneficially, by SELLER, free and clear of all liens, encumbrances, restrictions and claims of every kind.
No shares of capital stock of any subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any subsidiary or pursuant to which any subsidiary is or may become obligated to issue or exchange any shares of capital stock. Neither SELLER nor any subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity except as set forth on Exhibit A.

       (xvi) Private Offering. Assuming (without any independent investigation or verification by or on behalf of SELLER) the accuracy of the representations and warranties of BUYER set forth herein, the offer and sale of the Common Shares, the Bonus Shares, the Warrants, and the Warrant Shares are exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Neither SELLER nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of SELLER under circumstances which would require the integration of such offering with the offering of the shares under the Securities Act) which might subject the offering, issuance or sale of the Common Shares, the Bonus Shares, the Warrants, or the Warrant Shares to the registration requirements of Section 5 of the Securities Act.

       (xvii) Consents and Approvals. Neither SELLER nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any count or other federal, state local, or other governmental authority or other person in connection with the execution, delivery and performance by SELLER of the transaction documents except for (i) the filing of the registration statements contemplated by the Registration Rights Agreement with the Securities and Exchange Commission, which shall be filed in the time periods set forth in the Registration Rights Agreement, (ii) applications for the listing of the Common Shares, the Bonus Shares and the Warrant Shares with the American Stock Exchange (and with any other national securities exchange or market on which SELLER'S common stock is then listed), and (iii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice of filing, would not materially impair or delay the ability of SELLER to effect the Closings and to deliver to BUYER the Common Shares, the Bonus Shares, the Warrants (and, upon

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                        Page 10




exercise of the Warrants, the Warrant Shares) in the manner contemplated hereby and the Registration Rights Agreement free and clear of all liens and encumbrances of any nature whatsoever.

       (xviii)       SELLER hereby covenants and agrees to comply with all
terms and conditions of the Registration Rights Agreement which is annexed hereto.

4.     CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO SELL THE COMMON
       SHARES

       The obligation of SELLER to sell the Common Shares hereunder is subject to the satisfaction or waiver by SELLER, at or before the Closing of the purchase thereof, of each of the following conditions:

       (i) Accuracy of BUYER'S Representations and Warranties. The representations and warranties of BUYER shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

       (ii) Performance by BUYER. BUYER shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by BUYER at or prior to the Closing;

       (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement; and

       (iv) Required Approvals. All Required Approvals shall have been obtained.

5.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO PURCHASE THE
       COMMON SHARES.

       The obligation of BUYER hereunder to acquire and pay for the Common Shares is subject to the satisfaction or waiver by BUYER, at or before the closing of the purchase of the Common Shares, of each of the following conditions:

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                        Page 11




       (i) Accuracy of SELLER'S Representations and Warranties. The representations and warranties of SELLER shall be true and correct in all material respects as of the date when made and as of the closing of the purchase of the Common Shares as though made on and as of such date;

       (ii) Performance by SELLER. SELLER shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by SELLER at or prior to the closing of the purchase of the Common Shares;

       (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement;

       (iv) Adverse Changes. Since the date of the financial statements included in SELLER'S Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which in the judgment of BUYER had a Material Adverse Effect and no material adverse change in the financial condition or prospects of SELLER shall have occurred (for purposes hereof changes in the market price of SELLER'S common stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

       (v) No Suspensions of Trading in Common Stock. The trading in SELLER'S common stock shall not have been suspended by the Securities and Exchange Commission or on the American Stock Exchange;

       (vi) Listing of Common Stock. SELLER'S common stock shall have at all times between the date hereof and the closing of the purchase of the Common Shares been, and on such Closing Date be, listed for trading on the American Stock Exchange;

       (vii) Legal Opinion. SELLER shall have delivered to the escrow agent on behalf of BUYER the opinion of Doepken Keevican & Weiss, counsel to SELLER;

       (viii) Required Approvals. All Required Approvals shall have been obtained;

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                        Page 12




       (ix) Shares of Common Stock. On or prior to the closing of the purchase of the Common Shares, SELLER shall have duly reserved for issuance upon exercise of the Warrants sufficient common shares to meet the obligations of SELLER under this Agreement;

       (x) Delivery of Stock Certificates. SELLER shall have delivered to the escrow agent on behalf of BUYER or its designee the stock certificate(s) representing the Common Shares, registered in the name of BUYER, each in form satisfactory to BUYER;

       (xi) Registration Rights Agreement. SELLER shall have executed the Registration Rights Agreement;

       (xii) Warrant. SELLER shall have executed and delivered the Warrants in accordance with the terms of this Agreement;

       (xiii) Company Certificates. BUYER shall have received within three (3) days of closing a certificate, dated the closing date of the purchase of the Common Shares, signed by the Secretary or an Assistant Secretary of SELLER and certifying (a) that attached thereto is a true, correct and complete copy of
(1) SELLER'S Restated Articles of Organization, as amended to the date thereof,
(2) SELLER'S By-Laws, as amended to the date thereof, and (3) resolutions duly adopted by the Board of Directors of Seller authorizing the execution, delivery and (where appropriate) filing of the transaction documents and the Certificate of Designation and the issuance and sale of the Common Shares, the Warrants, and the Warrant Shares underlying the Warrants, and (b) the incumbency of the officers executing the transaction documents, the Common Shares and the Warrants.

6.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE SECOND
       TRANCHE

       The obligation of BUYER to close the second tranche (the "Second Tranche"), as provided in Section 8 hereof, is subject to the satisfaction or waiver by BUYER, at or before the closing of the second tranche, each of the following conditions:

       (i) First Tranche. The closing of the First Tranche shall have occurred.

       (ii) Accuracy of SELLER'S Representations and Warranties. The representations and warranties of SELLER contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                        Page 13




when made and as of the closing of the Second Tranche, as though made on and as of such date;

       (iii) Performance by SELLER. SELLER shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by SELLER at or prior to the closing of the First Tranche or the Second Tranche, as applicable;

       (iv) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance of any of the Common Shares or exercise of any of the Warrants;

       (v) Adverse Changes. Since the date of the financial statements included in SELLER'S last filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which in the judgment of BUYER had a Material Adverse Effect shall have occurred, nor shall there have occurred in the judgment of BUYER a material adverse change in the financial conditions or prospects of SELLER, which is not disclosed in the SEC Filings (for the purposes hereof, changes in the market price of SELLER'S common stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

       (vi) Litigation. No material litigation shall have been instituted or threatened against SELLER;

       (vii) No Suspensions of Trading in Common Stock. The trading in SELLER'S common stock shall not have been suspended by the Securities and Exchange Commission or the American Stock Exchange (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding SELLER);

       (viii) Listing of Common Stock. SELLER'S common stock shall have been at all times between the closing of the First Tranche and the closing of the Second Tranche, and on such closing dates be, listed for trading on the American Stock Exchange.

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                        Page 14




7. THIRD PARTY BENEFICIARY. The parties acknowledge and agree that Shoreline Pacific, the Institutional Division of Financial West Group ("Shoreline Pacific"), shall be deemed a third party beneficiary of SELLER'S agreements and representations set forth in this Agreement, entitled to enforce the terms thereof, and to indemnification for any damages resulting to Shoreline Pacific from any actual or threatened breach thereof by SELLER, both in Shoreline Pacific's personal capacity and, should Shoreline Pacific so elect, on behalf of BUYER.

8. CLOSING. Subject to the Conditions of Closing set forth below, the investment of HW Partners, L.P. (which includes BUYER'S investment hereunder, together with the $3,000,000 investment of Infinity Investors Limited on like terms) shall take place in two tranches of $3,500,000 each. The first and second tranches shall close on or about December 26, 1996, or at such other time as is mutually agreed to by the parties. The appropriate Common Share certificates and Warrants shall be delivered to BUYER and the funds therefor shall be delivered to SELLER at each Closing.

9.     CONDITIONS TO CLOSING

       (i) BUYER understands that SELLER'S obligation to sell the Common Shares is conditioned upon delivery as agreed between BUYER and SELLER by BUYER of the amount set forth in Paragraph 1 hereof.

       (ii) SELLER understands that BUYER'S obligation to purchase the Common Shares is conditioned upon delivery of certificate(s) representing Common Shares as described in Paragraph 1(ii) hereto and provision of an opinion of counsel confirming the matters set out in Section 3(ii), (iii), (iv) and (v) above.

       (iii) SELLER understands that BUYER'S obligation to purchase the Common Shares is conditioned upon SELLER and BUYER entering into a Registration Rights Agreement substantially in the form of Annex I hereto.

       (iv) SELLER understands that BUYER'S obligation to close the second tranche of $3,500,000 is expressly conditioned on there not having occurred any material adverse change in the business results of operation, condition (financial or otherwise), prospects, properties or assets of SELLER, or any material decline in the market price of SELLER'S Common Stock after the date of this Agreement.

10. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to rules governing the conflict of laws. Facsimile signatures of this agreement shall be binding on all parties hereto.

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                        Page 15




11. AMENDMENT. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12. NOTICES, ETC. Any notice, demand or request required or permitted to be given by either SELLER or BUYER pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two (2) day courier addressed to the parties at the addresses of the parties set forth at the beginning of this Agreement or such other address as a party may request by notifying the other in writing.

13.    CONFIDENTIALITY.   BUYER will keep confidential all non-public
information regarding SELLER that they received from SELLER unless disclosure of such information is compelled by a court or other administrative body or otherwise necessary, in the opinion of BUYER'S counsel, to comply with applicable law. Neither party shall disclosure any information regarding any of the transactions contemplated hereby without prior consent of the other party, unless such disclosure is required in filings made with the SEC.

14.    COUNTERPARTS.   This Agreement may be executed in any number of
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile transmission of a signature hereto shall be valid as if an original and binding on all parties.

15.    SEVERABILITY.   In the event that any provision of this Agreement
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16. PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Private Sec. Sub. Agreement:  COMFORCE Corporation/[BUYER]
December 26, 1996                                                        Page 16




IN WITNESS WHEREOF, this Agreement was duly executed and is made effective as of the 26th day of December, 1996.

Official Signatory of BUYER:
Fairway Capital Limited


BY:  /s/  James E. Martin
   ---------------------------
   James E. Martin
   Director

Official Signatory of SELLER:
COMFORCE CORPORATION


BY:  /s/  Andrew Reiben
   ---------------------------
   Andrew Reiben
   Assistant Secretary

                                    ANNEX I

                                                                         ANNEX I
                                                                              TO
                                                                    SUBSCRIPTION
                                                                       AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT



       THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 26, 1996 (this "Agreement"), is made by and among COMFORCE Corporation a Delaware corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").

                             W I T N E S S E T H :

       WHEREAS, in connection with the Private Securities Subscription Agreement, dated as of December 26, 1996, between the Initial Investor and the Company (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Initial Investor shares of Common Stock (the "Common Stock") and Warrants to purchase shares of Common Stock (such shares referred to as "Warrant Shares"). In addition, the Initial Investor may receive additional Common Stock of the Company (the "Bonus Shares") pursuant to the provisions of the Subscription Agreement between the parties thereto, to which this Registration Rights Agreement is annexed. The Common Stock, the Warrant Shares and the Bonus Shares are sometimes collectively referred to herein as "Shares"); and

       WHEREAS, to induce the Initial Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Shares;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

       1.     DEFINITIONS.

       (a) As used in this Agreement, the following terms shall have the following meanings:

              (i) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof; provided, however, that if the Company has requested acceleration of any Registration Statement to register the Shares held by such Investor, then the term "Investor" shall not include any subsequent transferee of such Investor. Notwithstanding such proviso, the Investor shall not be prohibited from transferring a beneficial interest in the Shares so long as the same is permitted under applicable securities laws, and the Company shall do all things necessary or appropriate to give effect to any such transfer so as to facilitate the subsequent resale of the Shares pursuant to a Registration Statement, all as contemplated in this Agreement.

              (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and when requested by the Initial Investor or any Investor pursuant to
Section 2(b) hereof, shall (A) be reasonably acceptable to the holders of a majority of the Registrable Securities to which such registration relates, and
(B) shall permit the disposition of Registrable Securities in accordance with the intended method or methods specified in the Investor's request for such registration, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").

              (iii)  "Registrable Securities" means the Shares.

              (iv) "Registration Statement" means a registration statement under the Securities Act registering securities of the Company.

              (v)    "Rule 144" means Rule 144 promulgated under the Securities
Act.

       (b) As used in this Agreement, the term Investor includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

       (c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

       2.     REGISTRATION.

       (a) REGISTRATION RIGHTS. The Company shall cause the Registrable Securities to be included for registration for resale under the Securities Act on Form S-1 (or on Forms S-2 or S-3 or any other form appropriately selected by the Company for the resale registration of securities other than a registration statement on Forms S-4 or S-8). Company shall keep such Registration Statement and the Prospectus used in connection

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 3





therewith effective for a period of two years thereafter. The Company shall be permitted to replace any Registration Statement with another (as, for example, by replacing a Registration Statement on Form S-1 with one on Form S-3) so long the Shares registered thereby are continuously registered for resale.

       (b) DEMAND REGISTRATION. If, at any time after 90 days after the last Closing, the Company has failed to cause to be declared effective or failed to keep effective a Registration Statement covering the Shares as described in Paragraph 2(a) above, and any Investor holding a majority of the Registrable Securities shall notify the Company in writing that it intends to offer or cause to be offered for public sale Registrable Securities held by such Investor, the Company shall cause such of the Registrable Securities as may be requested by any Investor to be registered, on one occasion only, under the Securities Act and applicable state laws as expeditiously as possible.
Once the right for registration of any Registrable Securities under this
Section 2(b) has been exercised by any Investor, the Company shall prepare and file a Registration Statement covering such Registrable Securities with the SEC within ten (10) days of the exercise of such registration right and such Registration Statement shall be kept effective for a period of no less than two years thereafter.


       (c) PAYMENTS BY THE COMPANY. If a Registration Statement covering the Registrable Securities is not effective by April 30, 1997 (the "Required Date"), then the Company will make payments to each holder of Registrable Securities (each, a "Holder") in such amounts and at such times as shall be determined pursuant to this Section 2(c). The amount to be paid by the Company to the Holders shall be equal to: (1) 1/2% per month in the event the Registration Statement is not effective by the Required Date; (2) 1% per month in the event the Registration Statement is not effective within 30 days after the Required Date; and (3) 2% per month in the event the Registration Statement is not effective within 60 days after the Required Date, in each case of the aggregate subscription price paid by the Initial Investor for the Shares pursuant to the Subscription Agreement (the "Periodic Amount"). In the event the Company receives a "no comment letter" from the SEC with regard to the S-1 filing, then the Company shall cause the S-1 to be effective within 5 business days of the no comment letter; and if it is not so effective, then the monthly penalties noted above will apply beginning on the 6th day following the date of the no comment letter. The Periodic Amount shall be divided among all the Holders in the same proportion as each Holder's Registrable Securities bears to the total of the outstanding Registrable Securities. The Periodic Amount shall be paid by the Company within five business days after each Computation Date and shall be payable in cash; provided, however, that the Company may elect in lieu of payment of any Periodic Amount in cash to deliver to the Initial Investor shares of Common Stock having an Aggregate Market Value equal to the amount of the Periodic Amount if, but only if, such shares are freely tradable by the Initial Investor without any restriction under the Securities Act or any state securities or "blue sky" law.

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 4






       As used in this Section 2(c), the following terms shall have the following meanings:

       "Aggregate Market Value" of any shares of Common Stock as of any Computation Date means the product obtained by multiplying (a) such number of shares of Common Stock times (b) the Average Market Price of the Common Stock for the Measurement Period for such Computation Date.

       "Average Market Price" of any security for any period shall be computed as the average closing bid price of the shares over the five trading-day period ending on the relevant Computation Date, as reported by Bloomberg, L.P.

       "Computation Date" means the date which is 60 days after the exercise of demand registration rights under Section 2(b) and, if the Registration Statement required to be filed by the Company pursuant to Section 2(b) has not theretofore been declared effective by the SEC, each date which is 30 days after a Computation Date and, if the Registration Statement required to be filed by the Company pursuant to Section 2(b) is not declared effective by the SEC within 60 days after the exercise of demand registration rights under
Section 2(b), the date on which such Registration Statement is declared effective.

       "Measurement Period" means the period of ten consecutive trading days for the Common Stock ending on (or on the last trading day preceding) each Computation Date.

       3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

       (a) prepare promptly and file with the SEC promptly (but in no event later than 10 days) after a request in accordance with Section 2(b) hereof a Registration Statement or Statements with respect to all Registrable Securities to be included therein, and thereafter use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing. If such Registration Statement is filed pursuant to Rule 415, the Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is two years after the date such Registration Statement is first ordered effective by the SEC. In any case, the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that, subject to the conditions set forth in Section 4(a) below, each Investor may notify the Company in writing that it wishes to

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 5





exclude all or a portion of its Registrable Securities from such Registration Statement; provided further, however, that if at any time the Investors shall be entitled to sell all Registrable Securities held by them pursuant to Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof in a period of two consecutive months, then the Company shall, so long as it meets the current public information requirements of Rule 144, thereafter no longer be required to maintain the registration of Registrable Securities pursuant to this Agreement;

       (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times until such date as is two years after the date such Registration Statement is first ordered effective by the SEC, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the earlier of (i) such two-year period or (ii) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

       (c) furnish to each Investor whose Registrable Securities are included in the Registration Statement, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

       (d) use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times until such date as is the earlier of three years after the date such Registration Statement is first ordered effective by the SEC or is three years after the Initial Investor acquired the Shares and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 6





such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;


       (e) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold pursuant to such registration of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

       (f) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold pursuant to such registration (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

       (g) permit a single firm of counsel designated as selling stockholders' counsel (such counsel to be retained at such Investor(s)' expense) by the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to such registration to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;
        provided that counsel shall expeditiously complete its review so that the registration can be timely effected;

       (h) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of the Registration Statement;

       (i) make its officers available from time to time to respond to inquires of Investors and make available to any Investor, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable such Investor to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which such Investor may reasonably request for purposes of such due diligence; provided, however, that such Investor shall not make any

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 7





disclosure (except to an Investor who has previously entered into a written confidentiality agreement with the Company) of any Record or other information which the Company determines in good faith to be confidential and of which determination the Investor is so notified unless (i) in the event an Investor believes that disclosure of Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, then it shall notify the Company in writing of its belief and the basis therefor and shall provide the Company with reasonable opportunity to correct the misstatement or omission or provide to Investor reasonably satisfactory evidence that such a correction is not required (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Such Investor shall, upon completing such due diligence, destroy or return to the Company all such Records and all copies or distillation thereof and all notes or other stored information containing information derived in whole or in part from such Records; provided further that such Investor may retain one copy of the Records in its office of its legal counsel solely for the purpose of preserving the record of the materials received by it and using the same to defend against any claims or actions threatened or instituted involving the Records and such Records may not be made available to any person for any other purpose at any time hereafter. The Company shall not be required to disclose any confidential information in such Records to any Investor until and unless such Investor shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this
Section 3(i). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement,
(iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 8






       (j) use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the NASDAQ National Market System or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure listing on a national securities exchange or NASDAQ authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

       (k) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

       (l) cooperate with the Investors who hold Registrable Securities being sold to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the denominations or amounts as the case may be, and registered in such names as the Investors may reasonably request; and, within five business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) instructions to the transfer agent to issue new stock certificates without a legend and an opinion of such counsel that the shares have been registered; and

       (m) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement;

       4. OBLIGATIONS OF THE INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

       (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 9





Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If within five
(5) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

       (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;


       (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), or that the Board of Directors of the Company has determined, in its good faith reasonable judgment, that the disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities would materially interfere with, or require the premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its subsidiaries or otherwise would require premature disclosure or any other material nonpublic information as to which the Company has a bona fide business purpose for maintaining its confidentiality, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f), or upon receipt of written authorization from the Company and , if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and


       5.     EXPENSES OF REGISTRATION.    All expenses (other than commissions
and other fees and expenses of investment bankers and other than brokerage commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investors shall bear the fees and

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 10





out-of-pocket expenses of the one legal counsel selected by the Investors pursuant to Section 3(h) hereof.

       6.     INDEMNIFICATION.     In the event any Registrable Securities are
included in a Registration Statement under this Agreement:

       (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6 (d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 11





thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

       (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section
9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

       (c) The Company shall be entitled to receive indemnities from selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 12





such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

       (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and this indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

       7. CONTRIBUTION. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

       8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the SEC that

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 13





may during the period beginning two years after and ending three years from the earliest conversion date allowed hereunder, permit the Investors to sell securities of the Company to the public without registration, until such time as the Investors have sold all the Registrable Securities pursuant to a Registration Statement or Rule 144, the Company agrees to during such period:

       (a) make and keep public information available, as those terms are understood and defined in Rule 144;

       (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

       (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

       9.  AMENDMENT OF REGISTRATION RIGHTS.   Any provision of this Agreement
may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

       10. THIRD PARTY BENEFICIARY. The parties acknowledge and agree that Shoreline Pacific, the Institutional Division of Financial West Group ("Shoreline Pacific"), shall be deemed a third party beneficiary of the Company's agreements and representations set forth in this Agreement, entitled to enforce the terms thereof, and to indemnification for any damages resulting to Shoreline Pacific from any actual or threatened breach thereof by the Company, both in Shoreline Pacific's personal capacity and, should Shoreline Pacific so elect, on behalf of the Investor.

       11.  MISCELLANEOUS.

       (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 14





       (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when delivered by facsimile transmission, personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at COMFORCE Corporation, 2001 Marcus Avenue, Lake Success, NY 11042 Attention: Paul J. Grillo, Chief Financial Officer, (ii) if to the Initial Investor, at the address set forth under its name in the Subscription Agreement and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b), and shall be effective, when delivered by facsimile transmission, upon confirmation thereof; when personally delivered, upon receipt; and when sent by certified mail, four business days after deposit with the United States Postal Service.

       (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

       (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

       (e) This Agreement and the Subscription Agreement to which this Agreement is annexed constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no other restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

       (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

       (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

       (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

COMFORCE Corporation/Fairway Capital Ltd.                      December 26, 1996
Registration Rights Agreement
Page 15





       (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of day and year first above written.



                            COMFORCE CORPORATION


                            By  /s/  Andrew Reiben
                              ----------------------------
                              Andrew Reiben
                              Assistant Secretary

                            FAIRWAY CAPITAL LIMITED


                            By  /s/  James E. Martin
                              ----------------------------
                              James E. Martin
                              Assistant Secretary